Exhibit 23.7





                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 (No. 33-6054), Form S-8 and S-3 (No. 33-26434),
Form S-8 and S-3 (No. 33-30277),  Form S-8 and S-3 (No. 33-61682), Form S-8 (No.
33-61718),  Form S-8 (No.  333-51494)  and Form S-4 (No.  333-86018) of Leucadia
National Corporation of our report dated February 20, 2004, with respect to the consolidated financial statements of WilTel Communications Group, Inc. included in the Annual Report (Form 10-K) of Leucadia National Corporation for the year ended December 31, 2003.




                                                   /s/ Ernst & Young LLP

Tulsa, Oklahoma
March 10, 2004